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                                                                  EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



Direct Subsidiaries/Jurisdiction of Organization         Indirect Subsidiaries/Jurisdiction of Organization
------------------------------------------------         --------------------------------------------------

Austral Communications Corp./Delaware                    Comunicaciones Austral, S.A./Argentina

                                                         Cabledifusion, S.A./Argentina

                                                         SMR, S.A./Argentina

                                                         Televisora Austral S.A./Argentina

                                                         TV Nieve S.A./Argentina

                                                         Cablemax S.A./Argentina

                                                         ARTV S.A./Argentina

                                                         BTC S.A./Argentina

                                                         Vision Codificada S.A./Argentina

                                                         SIR TV S.R.L./Argentina

                                                         Transcable S.A./Argentina

                                                         Cable Viedma S.R.L./Argentina

                                                         Televiedma S.R.L./Argentina

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